Exhibit 24

LIMITED POWER OF ATTORNEY

                                KNOW ALL BY THESE PRESENTS, that the undersigned, G. Kenneth Baum of 120 W. 12th Street, Suite 800 (address), City of Kansas City, County of Jackson, State of Missouri, hereby constitutes and appoints Kent B. Magill, Jolyn J. Sebree, and Linda L. Thompson, my true and lawful attorneys-in-fact to:

(1)

execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Interstate Bakeries Corporation (the “Company”), Forms 3, 4 or 5 and Form 144, as required by the Securities Exchange Act of 1934 and the rules thereunder and the Securities Act of 1933 and the rules thereunder, each as amended; and

(2)

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such form and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

                                The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact shall lawfully do or cause to be done by virtue of this limited power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the Securities Exchange Act of 1934 or the Securities Act of 1933.

                                This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 or 144 with respect to the undersigned's holdings of or transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

                                IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed on the 17 day of June, 2003.

/s/ G. Kenneth Baum
Signature

G. Kenneth Baum
Printed Name

STATE OF Missouri	)
) ss.
COUNTY OF Jackson	)

                                On this 17th day of June, 2003 before me appeared G. Kenneth Baum, to me personally known, who by me was duly sworn, and acknowledged that he/she is G. Kenneth Baum of 120 W. 12th St, #800, KC, MO, and that he/she executed the foregoing Limited Power of Attorney on behalf of himself.

COLLEEN M. O'NEILL
Notary Public - Notary Seal	/s/ Colleen M. O'Neill
State of Missouri	Notary Public in and for said
County of Jackson	County and State
My Commission Exp. 10/01/2005

My Commission Expires:  10-1-05